Exhibit 99(c)


                          Certificate as to Compliance
                          ----------------------------


         I, Steven H. Smith, Servicing Officer of Household Finance Corporation (the "Master Servicer"), DO HEREBY CERTIFY, in accordance with Section 4.10 of the Master Sale and Servicing Agreement dated as of August 28, 2000 among Household Automotive Trust VI, as Issuer, Household Auto Receivables Corporation, as Seller, the Master Servicer and JP Morgan Chase Bank, (formerly The Chase Manhattan Bank), as Trustee (the "Master Sale and Servicing Agreement"), that:

         1. A review of the activities of the Master Servicer from January 1 through December 31, 2002 (the "Year") and of its performance under the Master Sale and Servicing Agreement has been made under my supervision; and

         2. To the best of my knowledge, based on my review, the Master Servicer has fulfilled all of its material obligations under the Master Sale and Servicing Agreement throughout the Year.

IN WITNESS WHEREOF, I have signed this certificate this 31st day of March, 2003.



                                       /s/ STEVEN H. SMITH
                                       -------------------
                                       Steven H. Smith
                                       Servicing Officer